EXHIBIT 99.2

 PGT Innovations, inc.FOURTH Quarter 2017FINANCIAL RESULTSDECEMBER 30, 2017

 2  PGTI Fourth Quarter 2017 Financial ResultsDecember 30, 2017   Statements in this presentation regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “expect,” “expectations,” “outlook,” “forecast,” “guidance,” “intend,” “believe,” “could,” “project,” “estimate,” “anticipate,” “should” and similar terminology. These risks and uncertainties include factors such as:• unfavorable changes in new home starts and home remodeling trends, especially in Florida, where the substantial portion of our sales are generated;• unfavorable changes in the economy in the United States in general and in Florida, where the substantial portion of our sales are generated;• increases in our cost of raw materials, including aluminum, glass and vinyl;• our dependence on a limited number of suppliers for certain of our key materials;• increases in our transportation costs;• our level of indebtedness;• our dependence on our impact-resistant product lines;• our ability to successfully integrate businesses we may acquire;• product liability and warranty claims brought against us;• federal, state and local laws and regulations, including unfavorable changes in local building codes; • our dependence on a limited number of manufacturing facilities;• the continuing post-storm impact of Hurricane Irma on our customers and markets, demand for our products, and our financial and operational performance related thereto; and,• the other risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and our subsequently filed quarterly reports on Form 10-Q, which are available from the SEC.Statements in this presentation that are forward-looking statements include, without limitation, our expectations regarding: (1) demand for our products going forward; (2) the benefits expected from the heightened awareness from Hurricane Irma of the benefits of impact resistant window and door products; (3) the Company’s ability to capture a meaningful share of any increased demand for impact-resistant products; (4) the benefits expected from our post-Irma advertising; (4) our financial and operational performance for our 2018 fiscal year, including our “Fiscal Year 2018 Outlook” set forth in this press release; (5) new housing starts and housing market conditions in 2018 and beyond, especially with respect to the State of Florida; (6) our ability to increase our market share; (7) the breadth and innovativeness of our product offerings; and (8) the ability of our management team and employees to execute our strategy. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances from the date of this presentation.  Forward-Looking Statements

 3  PGTI Fourth Quarter 2017 Financial ResultsDecember 30, 2017   Management Presenters   Jeff Jackson President and Chief Executive Officer   Business and Market Overview  Brad West Sr. V.P. and Chief Financial Officer   Financial Results

PGTI FOURTH QUARTER 2017
FINANCIAL RESULTS
DECEMBER 30, 2017

Business and Market Overview

- Q4 2017 sales of $134M, increased more than 22% over Q4 2016, and full-year 2017 sales of $511M, increased more than 11%.
- We delivered adjusted diluted EPS of 18 cents for Q4 2017, up 80% over Q4 2016, and 61 cents for the year, up 15%.
- We delivered free cash flow in 2017 of $34M, enabling us to prepay $40M in debt during 2017, consistent with our post-acquisition deleveraging strategy. Our net debt to adjusted EBITDA ratio at the end of 2017 was 2.2 times, decreasing 35% from early 2016.
- We ended 2017 with solid liquidity, including $34M of cash on hand.
- Adjusted EBITDA grew 41% in Q4 2017, compared to Q4 2016, and grew 11% for the year, compared to last year.
- Vinyl WinGuard sales grew 43% in Q4 2017, compared to Q4 2016. Since 2014, vinyl WinGuard sales have grown at an annual compound rate of nearly 35%. Aluminum WinGuard sales grew 16% in Q4 2017, compared to Q4 2016.
- Impact-resistant product sales overall grew 25% in Q4 2017, compared to Q4 2016, including a 38% increase in vinyl impact-resistant products and a 20% increase in aluminum impact-resistant products. Heightened awareness of our impact-resistant products resulted in increased demand.
- Q4 2017 sales include 63% into the repair and remodeling market and 37% into new construction.

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PGTI FOURTH QUARTER 2017
FINANCIAL RESULTS
DECEMBER 30, 2017

Business and Market Overview

- The growth in the housing market in Florida continues to out-pace the rest of the country, due to:
  - Population expansion (estimated increase 336,000 in 2017; approaching 21M)
  - Job creation (2.0M jobs added since a low of 8.1M in December 2009; now 10.1M employed)
  - Declining unemployment (reached a high of 11.2% in December 2009; now just 3.7%)
- As the third largest state in the U.S., the single largest factor for economic improvement in Florida continues to be the housing market:
  - Florida single-family housing starts increased 10% in 2017, compared to 2016.
  - Florida single-family housing starts for 2017 finished at over 85,000, in line with our expectations.
  - Florida single-family housing starts have increased in 25 of the last 28 consecutive quarters when compared to the same quarter in the prior year.
  - We believe Florida's population can support single-family housing starts of up to 120,000 per year.
- Florida is our primary market, which represents approximately 90% of our sales. Our focus has been on increasing awareness in Florida of our impact-resistant brands through advertising.
- National Association of Home Builders' construction-confidence finished 2017 at 74 points, an all-time record high.
- Inflation in the second half of 2017 pressured margins from rising costs of aluminum, glass, fuel, and wages. We were able to offset these pressures with price increases that we announced during the year.
- We have built a durable, competitive advantage that we believe enables us to raise prices to cover inflationary impacts, if needed, while still gaining share.

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 6  PGTI Fourth Quarter 2017 Financial ResultsDecember 30, 2017   Business and Market Overview  We invested $1M in advertising in Q4 2017 which we believe generated a meaningful boost in sales due to the heightened awareness of and demand for impact-resistant products caused by Hurricane Irma. We plan to continue our marketing efforts into 2018, as we believe we are well-positioned to continue to capture a share of the increased demand for impact-resistant products in one of America’s strongest markets.We continue to develop new products, and unveiled the next generation of our products, which we believe are innovative and cutting-edge, at the 2018 NAHB International Builders Show. We expect to complete the sale of glass manufacturing assets to Cardinal Glass Industries in the first half of 2018. We collected $3M of the $28M transaction price in 2017, with the remainder to be collected in 2018.Construction of our new, leased production facility in Miami is a major strategic initiative. We expect to begin production in this new, 330,000 square foot facility by the end of the first quarter of 2018.

 7  PGTI Fourth Quarter 2017 Financial ResultsDecember 30, 2017   Financial Overview

 8  PGTI Fourth Quarter 2017 Financial ResultsDecember 30, 2017   Sales Breakdown By Product GroupQ4 2017

 9  PGTI Fourth Quarter 2017 Financial ResultsDecember 30, 2017   Income Statements Q4 & Year

 10  PGTI Fourth Quarter 2017 Financial ResultsDecember 30, 2017   Balance Sheets

PGTI Fourth Quarter 2017
Financial Results
December 30, 2017

2018 Outlook

- Housing starts are growing steadily. Builder confidence is strong, and finished 2017 at an all-time high. We expect single-family housing starts in Florida will continue to increase at a rate of at least 10%.
- We expect 2018 net sales to be between $550 and $575 million, representing an increase of between 8 and 13 percent.
- Sales at this level expected to generate consolidated adjusted EBITDA of between $95 and $105 million, representing an increase of between 10 and 22 percent. Adjusted EBITDA in 2018 and all prior comparison periods will include stock-based compensation expense.
- Interest expense related to our long-term debt estimated to be approximately $18.0 million in 2018, including non-cash amortization of deferred financing costs estimated to be approximately $2.6 million.
- Depreciation and amortization expense estimated to be approximately $20.0 million in 2018.
- Net income per diluted share in 2018 is targeted to be between 81 cents and 98 cents, which assumes 52 million weighted-average diluted shares outstanding.
- We expect our effective tax rate for 2018 to be approximately 26%, benefitting from the Tax Cuts and Jobs Act of 2017.
- We are targeting free cash flow of between $59 and $67 million in 2018, reflecting our expectations for strong growth and capital discipline. This includes $25 million of cash proceeds from finalizing the sale of assets to Cardinal that we will use to further deleverage, and reduced by $9 million in cash used in January 2018 for an estimated Federal income tax payment related to 2017.

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